UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2011

HOMELAND SECURITY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-23279	52-2050585
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 North Fairfax Road, Suite 1200 Arlington, VA	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 528-7073

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2011, Homeland Security Capital Corporation, a Delaware corporation (the “Company”), entered into a Forbearance Agreement by and among YA Global Investments, L.P., as lender (“Lender”), Homeland Security Advisory Services, Inc., Celerity Systems, Inc. and Nexus Technology Group, Inc. (the “Agreement”), pursuant to which the Lender agreed to forbear from exercising its rights and remedies under the Financing Documents (as defined therein) and applicable law with respect to one or more Events of Default (as defined in the Financing Documents) that have occurred and are continuing as a consequence of the Company having failed to pay, when due at maturity, all outstanding principal and accrued and unpaid interest under the Company’s outstanding debt with the Lender (the “Existing Defaults”). The forbearance period ends on the earlier of (i) August 31, 2011 and (ii) the occurrence of a “Termination Event,” defined in the Agreement as (a) the failure of the Company or any Guarantor (as defined in the Agreement) to perform or comply with any term or condition of the Agreement; (b) the determination by the Lender that any warranty or representation made by the Company or any Guarantor in connection with the Agreement was false or misleading; (c) the occurrence of a materially adverse change in or to the collateral granted to the Lender under the Financing Documents and/or pursuant to the Agreement, as determined by the Lender in its sole and exclusive discretion; and (d) the occurrence of any default and/or Event of Default (other than the Existing Defaults) under the Financing Documents.

As a condition to the entry to the Agreement, the Company has undertaken to grant to the Lender a security interest in its Class A membership interests in its subsidiary, Fiducia Holdings LLC (“Fiducia Holdings”), and to cause Fiducia Holdings to guarantee the Company’s obligations to the Lender and grant a security interest in the capital stock it owns in its subsidiary, Fiducia Real Estate Holdings, Inc.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Forbearance Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Forbearance Agreement dated July 29, 2011, by and among Homeland Security Capital Corporation, YA Global Investments, L.P., Homeland Security Advisory Services, Inc., Celerity Systems, Inc. and Nexus Technology Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOMELAND SECURITY CAPTIAL CORPORATION

By:	/s/ C. Thomas McMillen

Name: Title:	C. Thomas McMillen Chief Executive Officer
Date: August 4, 2011

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